SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 28, 2011

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Lakeland Financial Corporation
(Exact name of Registrant as specified in its charter)

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Indiana	0-11487	35-1559596
(State or other jurisdiction	(Commission File Number)	(IRS Employer
Of incorporation)		Identification No.)

202 East Center Street, P.O. Box 1387, Warsaw, Indiana 46581-1387

(Address of principal executive offices) (Zip Code)

(574) 267-6144

(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Solicitation material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.02 Departure of Directors or Certain Officers; Election of Directors;

Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 28, 2011, the Company entered into an Change of Control Agreement (the "Change of Control Agreement") with Eric H. Ottinger, Executive Vice President containing the terms and conditions described below.  Pursuant to the terms of the Change of Control Agreement, in the event of termination by the company within 12 months prior to or 12 immediately following a change in control of the company, or in the event that Mr. Ottinger terminates his employment within 12 months following a change of control, Mr. Ottinger will be eligible to receive the following benefits:

1.	A lump-sum severance payment in the amount of two times the sum of:

o	The greater of Mr. Ottinger’s then-current base salary or his annual base salary as of the date one day prior to his termination;

o	The designated percentage of the amount determined under the subparagraph above payable as annual bonus compensation for the year in which the change in control occurs; and

o	The aggregate dollar amount accrued under the Company’s Long-Term Incentive Plan payable in the two play years subsequent to the change in control.

2.	Continuation of medical and dental benefits for a period not to exceed 24 months.

The foregoing description is qualified in its entirety by reference to the full text of the Change of Control Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.                                Description

Exhibit 10.1 Form of Change In Control Agreement between Lakeland Financial Corporation and Eric H. Ottinger

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAKELAND FINANCIAL CORPORATION

Dated:  March 1, 2011                                                                                                                                                                            By:  /s/David M. Findlay

                                                                                                               David M. Findlay
                                                                                                               President and Chief Financial Officer